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                                                           EXHIBIT 23(b)

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Fleet Financial Group, Inc. of our report dated April 17, 1997, related to the consolidated financial statements of The Quick & Reilly Group, Inc. and subsidiaries, which report is incorporated by reference or included in the annual report on Form 10-K of The Quick & Reilly Group, Inc. for the year ended February 28, 1997, and the reference to our firm under the heading "Experts".

                                           /s/ ARTHUR ANDERSEN LLP

New York, New York
December 12, 1997